Exhibit 10.1

AMENDMENT NO. 3

TO

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

KITE REALTY GROUP, L.P.

This Amendment No. 3 to the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P. (this “Amendment”) is made as of July 28, 2014 by Kite Realty Group Trust, a Maryland real estate investment trust, as sole general partner (the “Company”) of Kite Realty Group, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the Company in the Amended and Restated Agreement of Limited Partnership of Kite Realty Group, L.P., dated as of August 16, 2004, as amended by Amendment No. 1, dated as of December 7, 2010, and as further amended by Amendment No. 2, dated as of March 12, 2012 (the “Partnership Agreement”), for the purpose of issuing additional Partnership Units in the form of LTIP Units.  Capitalized terms used and not defined herein shall have the meanings set forth in the Partnership Agreement.

WHEREAS, the Company and the Partnership desire to provide for equity incentives to certain persons who provide services to or for the benefit of the Partnership in the form of Partnership Units which shall be designated “LTIP Units”; and

WHEREAS, the Company and the Partnership desire to amend the Partnership Agreement, in accordance Section 4.2 of the Partnership Agreement, to issue the LTIP Units, having the designations, preferences and other rights as described herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Partnership Agreement is hereby amended as follows:

1.                                      Amendments to the Partnership Agreement.  The Company and the Partnership hereby amend the Partnership Agreement as follows:

A.                                    Article I of the Partnership Agreement is hereby amended to add the following definitions:

“Adjustment Event” has the meaning set forth in Section 4.6.A.

“Aggregate Special LTIP Unit Distribution Amount” has the meaning set forth in Section 5.1.F.

“Capital Account Limitation” has the meaning set forth in Section 4.7.B.

“Class A Unit Economic Balance” has the meaning set forth in Section 6.1.E.

“Class A Unit Transaction” has the meaning set forth in Section 4.7.F.

“Constituent Person” has the meaning set forth in Section 4.7.F.

“Conversion Date” has the meaning set forth in Section 4.7.B.

“Conversion Notice” has the meaning set forth in Section 4.7.B.

“Conversion Right” has the meaning set forth in Section 4.7.A.

“Distribution Measurement Date” has the meaning set forth in Section 5.1.F.

“Distribution Payment Date” has the meaning set forth in Section 5.1.E.

“Distribution Participation Date” means, with respect to LTIP Units, such date as may be specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued.

“Economic Capital Account Balances” has the meaning set forth in Section 6.1.E.

“Equity Incentive Plan” means any equity incentive or compensation plan hereafter adopted by the Partnership or the General Partner, including, without limitation, the Kite Realty Group Trust 2013 Equity Incentive Plan.

“Forced Conversion” has the meaning set forth in Section 4.7.C.

“Forced Conversion Notice” has the meaning set forth in Section 4.7.C.

“Forced Redemption Amount” has the meaning set forth in Section 8.6.F.

“Forced Redemption Right” has the meaning set forth in Section 8.6.F.

“Liquidating Gains” has the meaning set forth in Section 6.1.E.

“Liquidating Losses” has the meaning set forth in Section 6.1.E.

“LTIP Distribution Amount” has the meaning set forth in Section 5.1.E.

“LTIP Unitholder” means a Partner that holds LTIP Units.

“LTIP Units” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Sections 4.6 and 4.7 and elsewhere in this Agreement in respect of holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as it may be amended or restated from time to time.

“LTIP Unit Sharing Percentage” means, for an LTIP Unit, the percentage that is specified as the LTIP Unit Sharing Percentage in the Vesting Agreement or other documentation pursuant to which such LTIP Unit is issued or, if no such percentage is specified, 10%.

“Notice of Forced Redemption” means a Notice of Forced Redemption substantially in the form of Exhibit I.

“Same Award” has the meaning set forth in Section 5.1.F.

“Special LTIP Unit Distribution” has the meaning set forth in Section 5.1.F.

“Specified Forced Redemption Date” means the tenth Business Day after receipt by the holder of Class A Units of a Notice of Forced Redemption or such shorter period as the General Partner, in its sole and absolute discretion may determine; provided that, if the Shares are not Publicly Traded, the Specified Forced Redemption Date means the thirtieth Business Day after receipt by the holder of such Class A Units of a Notice of Forced Redemption.

“Unvested LTIP Units” has the meaning set forth in Section 4.6.C.

“Vested LTIP Units” has the meaning set forth in Section 4.6.C.

“Vesting Agreement” means each or any, as the context implies, agreement or instrument entered into by a holder of LTIP Units upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

B.                                    The definition of “Partnership Interest” in Article I of the Partnership Agreement is hereby amended and restated in its entirety as follows:

“Partnership Interest” means a Limited Partnership Interest, a General Partnership Interest or LTIP Units and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

C.                                    Section 4.2.B of the Partnership Agreement is hereby amended and restated in its entirety as follows:

B.            Classes of Partnership Units.  From and after the date of the Agreement, the Partnership shall have three classes of Partnership Units entitled “Class A Units,” “Class B Units,” and “LTIP Units,” and such additional classes of Partnership Units as may be created by the General Partner pursuant to Section 4.2.A.  Class A Units, Class B Units, LTIP Units, or a class of Partnership Interests created pursuant to Section 4.2.A, at the election of the General Partner, in its sole and absolute discretion, may be issued to newly admitted Partners in exchange for the contribution by such Partners of cash, real estate partnership interests, stock, notes or other assets or consideration; provided, however, that any Partnership Unit that is not specifically designated by the General Partner as being of a particular class shall be deemed to be a Class A Unit.  Each Class B Unit shall be converted automatically into a corresponding series of Class A Unit on the day immediately following the Partnership Record Date for the Distribution Period in which such Class B Unit was issued, without the requirement for any action by the General Partner, the Partnership or the Partner holding the Class B Unit.  The terms of the LTIP Units shall be in accordance with Sections 4.6 and 4.7.

D.                                    Article IV of the Partnership Agreement is hereby amended to add the following new Sections 4.6 and 4.7:

Section 4.6            LTIP Units

A.            Issuance of LTIP Units.  The General Partner may from time to time issue LTIP Units to Persons who provide services to the Partnership or the General Partner, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners.  Subject to the following provisions of this Section 4.6 and the special provisions of Sections 4.7, 5.1.E, 5.1.F, 5.1.G and 6.1.E, LTIP Units shall be treated as Class A Units, with all of the rights, privileges and obligations attendant thereto (or, if so designated by the General Partner in connection with the issuance thereof, as Class B Units for the quarter in which such LTIP Units are issued).  For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Class A Unit holders and LTIP Units shall be treated as Class A Units.  In particular, the Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Class A Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures.

If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Class A Units and LTIP Units. The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Class A Units in Partnership Units, (B) the Partnership subdivides the outstanding Class A Units into a greater number of units or combines the outstanding Class A Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Class A Units by way of a reclassification or recapitalization of its Class A Units.  If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.  For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business Class A Unit Transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership.  If the Partnership takes an action affecting the Class A Units other than actions specifically described above as

“Adjustment Events” and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units, as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error.  Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

B.            Priority.  Subject to the provisions of this Section 4.6 and the special provisions of Sections 4.7, 5.1.E, 5.1.F, and 5.1.G, the LTIP Units shall rank pari passu with the Class A Units and Class B Units as to the payment of regular and special periodic or other distributions and distribution of assets upon liquidation, dissolution or winding up.  As to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class A Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.  Subject to the terms of any Vesting Agreement, an LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Class A Units are entitled to transfer their Class A Units pursuant to Article XI.

C.            Special Provisions. LTIP Units shall be subject to the following special provisions:

(i)            Vesting Agreements.  LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement.  The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested under the terms of a Vesting Agreement are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

(ii)           Forfeiture.  Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose.  Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture.  In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.1.E, calculated with respect to the LTIP Unitholder’s remaining LTIP Units, if any.

(iii)          Allocations.  LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.1.E.  LTIP Units shall be allocated Net Income and Net Loss, for any taxable year or portion of a taxable year occurring after such issuance and prior to the Distribution Participation Date for such LTIP Units, in amounts per LTIP Unit equal to the amounts allocated per Class A Unit for the same period multiplied by the LTIP Unit Sharing Percentage for such LTIP Units.  Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date established for any LTIP Units, such LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Class A Unit.  The allocations provided by the preceding sentence shall be subject to Section 6.1.B of the Agreement. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss, or to adjust the allocations made after the Distribution Participation Date, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s Distribution Participation Date falls, to (ii) the total amount distributed to that LTIP Unit with respect to such period, is equal to such ratio as computed for the Class A Units held by the General Partner.

(iv)            Redemption.  The Redemption Right provided to the holders of Class A Units under Section 8.6 shall not apply with respect to LTIP Units unless and until they are converted to Class A Units as provided in clause (v) below and Section 4.7.

(v)           Conversion to Class A Units.  Vested LTIP Units are eligible to be converted into Class A Units in accordance with Section 4.7.

D.            Voting.  LTIP Unitholders shall (a) have the same voting rights as the Limited Partners, with the LTIP Units voting as a single class with the Class A Units and having one vote per LTIP Unit; and (b) have the additional voting rights that are expressly set forth below.  So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of this Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of all of Class A Units (including the Class A Units held by the General Partner); but subject, in any event, to the following provisions:

(i)            With respect to any Class A Unit Transaction (as defined in Section 4.7.F), so long as the LTIP Units are treated in accordance with Section 4.7.F, the consummation of such Class A Unit Transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii)           Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest in accordance with the terms of this Agreement, including, without limitation, additional Class A Units or LTIP Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted into Class A Units.

Section 4.7            Conversion of LTIP Units

A.            Conversion Right.  An LTIP Unitholder shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into fully paid and non-assessable Class A Units; provided, however, that a holder may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such holder holds less than one thousand Vested LTIP Units, all of the Vested LTIP Units held by such holder.  LTIP Unitholders shall not have the right to convert Unvested LTIP Units into Class A Units until they become Vested LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition.  The General Partner shall have the right at any time to cause a conversion of Vested LTIP Units into Class A Units, provided, however, that any Special LTIP Unit Distribution payable with respect to such Vested LTIP Units is paid prior to such conversion.  In all cases, the conversion of any LTIP Units into Class A Units shall be subject to the conditions and procedures set forth in this Section 4.7.

B.            Exercise by an LTIP Unitholder.  A holder of Vested LTIP Units may convert such LTIP Units into an equal number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4.6.  Notwithstanding the foregoing, in no event may a holder of Vested LTIP Units convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of LTIP Units, divided by (y) the Class A Unit Economic Balance, in each case as determined as of the effective date of conversion (the “Capital Account Limitation”).  In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit G to this Agreement to the Partnership (with a copy to the General Partner) not less than ten nor more than 60 days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Class A Unit Transaction (as defined in Section 4.7.F) at least 30 days prior to the effective date of such Class A Unit Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth day after such notice from the General Partner of a Class A Unit Transaction or (y) the third business day immediately preceding the effective date of such Class A Unit Transaction.  A Conversion Notice shall be provided in the manner provided in Section 15.1.  Each LTIP Unitholder covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 4.7.B shall be free and clear of all liens and encumbrances.  Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.6 relating to those Class A Units that will be issued to such holder upon conversion of such LTIP Units into Class A Units in advance of the Conversion Date; provided, however, that the redemption of such Class A Units by the Partnership shall in no event take place until after the Conversion Date.  For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder in a position where, if he or she so wishes, the Class A Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume and perform the Partnership’s redemption obligation with respect to such Class A Units under Section 8.6 by delivering to such holder Shares rather than cash, then such holder can have such Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Class A Units.  The General Partner and LTIP Unitholder shall reasonably cooperate with each other to coordinate the timing of the events described in the foregoing sentence.

C.            Forced Conversion.  The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units held by an LTIP Unitholder to be converted (a “Forced Conversion”) into an equal number of fully paid and non-assessable Class A Units, giving effect to all adjustments (if any) made pursuant to Section 4.6; provided, however, that the Partnership may not cause Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.7.B or with respect to which a Special LTIP Unit Distribution is payable and has not been paid.  In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached as Exhibit H to this Agreement to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice.  A Forced Conversion Notice shall be provided in the manner provided in Section 15.1.

D.            Completion of Conversion.  A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion.  After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Class A Units and remaining LTIP Units, if any, held by such person immediately after such conversion.  The Assignee of any Limited Partner pursuant to Article XI may exercise the rights of such Limited Partner pursuant to this Section 4.7 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

E.            Impact of Conversions for Purposes of Section 6.1.E.  For purposes of making future allocations under Section 6.1.E and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Class A Unit Economic Balance.

F.             Class A Unit Transactions.  If the Partnership or the General Partner Entity shall be a party to any Class A Unit Transaction, as defined below (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Class A Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any Class A Unit Transaction which constitutes an Adjustment Event) in each case as a result of which Class A Units shall be exchanged for or converted into the right, or the holders of such Class A Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Class A Unit Transaction”), then the General Partner shall, immediately prior to the Class A Unit Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Class A Unit Transaction or that would occur in connection with the Class A Unit Transaction if the assets of the Partnership were sold at the Class A Unit Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Class A Unit Transaction (in which case the Conversion Date shall be the effective date of the Class A Unit Transaction).  In anticipation of such Forced Conversion and the consummation of the Class A Unit Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Class A Unit Transaction in consideration for the Class A Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Class A Unit Transaction by a holder of the same number of Class A Units, assuming such holder of Class A Units is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person.  In the event that holders of Class A Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Class A Unit Transaction, prior to such Class A Unit Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Class A Units in connection with such Class A Unit Transaction.  If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of a Class A Unit would receive if such Class A Unit holder failed to make such an election.  Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable effort to cause the terms of any Class A Unit Transaction to be consistent with the provisions of this Section 4.7.F and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders whose LTIP Units will not be converted into Class A Units in connection with the Class A Unit Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Class A Unit Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Class A Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

E.                                    Sections 5.1.C. and 5.1.D. of the Partnership Agreement are hereby amended by appending the following sentence to the end of each such Section:

For purposes of the foregoing calculations, LTIP Units with an associated Distribution Participation Date that falls on or before the date of the relevant distribution shall be treated as outstanding Class A Units.

F.                                     Section 5.1 of the Partnership Agreement is hereby amended to add the following new Subsections 5.1.E, 5.1.F, and 5.1.G:

E.            Distributions With Respect to LTIP Units.  Commencing from the Distribution Participation Date established for any LTIP Units, for any quarterly or other period holders of such LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds legally available for the payment of distributions, regular cash distributions in an amount per unit equal to the distribution payable on each Class A Unit for the corresponding quarterly or other period (the “LTIP Distribution Amount”).  In addition, from and after the Distribution Participation Date, LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, non-liquidating special, extraordinary or other distributions in an amount per unit equal to the amount of any non-liquidating special, extraordinary or other distributions payable on the Class A Units which may be made from time to time.  LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership in an amount per unit equal to the amount of any such distributions payable on the Class A Units, whether made prior to, on or after the Distribution Participation Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.  Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner (any such date, a “Distribution Payment Date”); provided that the Distribution Payment Date and the record date for determining which holders of LTIP Units are entitled to receive a distribution shall be the same as the corresponding dates relating to the corresponding distribution on the Class A Units.

F.             Special LTIP Unit Distribution.  As of the Distribution Participation Date for an LTIP Unit that is not forfeited on or prior to such Distribution Participation Date, the holder of such LTIP Unit will be entitled to receive a special distribution (the “Special LTIP Unit Distribution”) with respect to such unit, equal to the Aggregate Special LTIP Unit Distribution Amount with respect to such LTIP Unit, divided by the total number of such holder’s LTIP Units that (A) have the same Distribution Participation Date, (B) were issued as part of the same award or program for purposes of Section 4.6 as specified in the Vesting Agreement or other documentation pursuant to which such LTIP Units are issued (the “Same Award” with respect to such LTIP Unit), and (C) are not forfeited on or prior to such Distribution Participation Date; provided, however, that such amount shall not exceed either (x) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the date of the issuance of such LTIP Unit (or such other date as is specified as the Distribution Measurement Date in the Vesting Agreement or other documentation pursuant to which such LTIP Unit is issued) (such date being referred to as the “Distribution Measurement Date” with respect to such LTIP Unit) and prior to such Distribution Participation Date or (y) an amount that, together with all other Special LTIP Unit Distributions made to such holder on the same date with respect to such holder’s other LTIP Units issued as part of the Same Award as such LTIP Unit, exceeds the positive balance of the Capital Account of such holder to the extent attributable to such LTIP Units.  The “Aggregate Special LTIP Unit Distribution Amount” with respect to a holder’s LTIP Unit equals the aggregate amount determined by totaling, for each of such holder’s LTIP Units that were issued as part of the Same Award, (x) the amount of non-liquidating cash distributions per unit that were paid on the Class A Units on or after the

Distribution Measurement Date with respect to such LTIP Unit and prior to the earlier of the Distribution Participation Date for such  LTIP Unit or the Distribution Participation Date for the LTIP Unit with respect to which the Aggregate Special LTIP Unit Distribution Amount is being calculated, multiplied by (y) the LTIP Unit Sharing Percentage for such LTIP Unit, and subtracting from such total aggregate amount all Special LTIP Unit Distributions previously made with respect to LTIP Units that were issued as part of the Same Award.  The Special LTIP Unit Distribution for an LTIP Unit will be payable on the first Distribution Payment Date on or after the Distribution Participation Date for such LTIP Unit if and when authorized by the General Partner out of funds legally available for the payment of distributions; provided that, to the extent not otherwise prohibited by the terms of class of Partnership Interests entitled to any preference in distribution and authorized by the General Partner out of funds legally available for the payment of distributions, such Special LTIP Unit Distribution may be paid prior to such Distribution Payment Date.  On or after the Distribution Participation Date with respect to an LTIP Unit, if such LTIP Unit is outstanding, no distributions (other than in Class A Units, Class B Units, LTIP Units or other Partnership Interests ranking on par with or junior to such units as to distributions and upon liquidation, dissolution or winding up of the affairs of the Partnership) shall be declared or paid or set apart for payment upon the Class A Units, the Class B Units, the LTIP Units or any other Partnership Interests ranking junior to or on a parity with the LTIP Unit as to distributions for any period (other than Special LTIP Unit Distributions with respect to LTIP Units that had an earlier Distribution Participation Date) unless the full amount of any Special LTIP Unit Distributions due with respect to such LTIP Unit have been or contemporaneously are declared and paid.

G.            LTIP Units Intended to Qualify as Profits Interests.  Distributions made pursuant to this Section 5.1 shall be adjusted as necessary to ensure that the amount apportioned to each LTIP Unit does not exceed the amount attributable to items of Partnership income or gain realized after the date such LTIP Unit was issued by the Partnership.  The intent of this Section 5.1.G is to ensure that any LTIP Units issued after the date of this Agreement qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001), and this Section 5.1 shall be interpreted and applied consistently therewith. The General Partner at its discretion may amend this Section 5.1.G to ensure that any LTIP Units granted after the date of this Agreement will qualify as “profits interests” under Revenue Procedure 93-27, 1993-2 C.B. 343 (June 9, 1993) and Revenue Procedure 2001-43, 2001-2 C.B. 191 (August 3, 2001) (and any other similar rulings or regulations that may be in effect at such time).

G.                                   Section 6.1 of the Partnership Agreement is hereby amended to add the following new Subsection 6.1.E:

E.            Special Allocations Regarding LTIP Units.  Notwithstanding the provisions of Section 6.1.A, Liquidating Gains shall first be allocated to the LTIP Unitholders until their Economic Capital Account Balances, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A Unit Economic Balance, multiplied by (ii) the number of their LTIP Units, plus the aggregate net amount of Net Income and Net Loss allocated to such LTIP Units prior to the Distribution Participation Date with respect to such LTIP Units less the amount of any Special LTIP Unit Distributions with respect to such LTIP Units, provided, however, that no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.  After giving effect to the special allocations set forth in Section 1 of Exhibit C hereto, and notwithstanding the provisions of Sections 6.1.A and 6.1.B above, in the event that, due to distributions with respect to Class A Units in which the LTIP Units do not participate or otherwise, the Economic Capital Account Balances of any present or former holder of LTIP Units, to the extent attributable to the holder’s ownership of LTIP Units, exceed the target balance specified above, then Liquidating Losses shall be allocated to such holder to the extent necessary to reduce or eliminate the disparity.  In the event that Liquidating Gains or Liquidating Losses are allocated under this Section 6.1.E, Net Income allocable under clause 6.1.A(6) and any Net Losses shall be recomputed without regard to the Liquidating Gains or Liquidating Losses so allocated.  For this purpose, “Liquidating Gains” means net gains that are or would be realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the value of Partnership assets under Section 704(b) of the Code made pursuant to Section 1.D of Exhibit B of the Partnership Agreement.  “Liquidating Losses” means any net capital loss realized in connection with any such event.  The “Economic Capital Account Balances” of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units.  Similarly, the “Class A Unit Economic Balance” shall mean (i) the Capital Account balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Class A Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.1.E, but prior to the realization of any Liquidating Gains, divided by (ii) the number of the General Partner’s Class A Units.  Any such allocations shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.1.E.  The parties agree that the intent of this Section 6.1.E is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the General Partner’s Class A Units (on a per-Unit basis, other than differences resulting from the allocation of Net Income and Net Loss allocated to such LTIP Units prior to the Distribution Participation Date with respect to such LTIP Units in excess of the amount of Special LTIP Unit Distributions paid with respect to such LTIP Units), provided that Liquidating Gains are of a sufficient magnitude to do so upon a sale of all or substantially all of the assets of the Partnership, or upon an adjustment to the Partners’ Capital Accounts pursuant to Section 1.D of Exhibit B.  To the extent the LTIP Unitholders receive a distribution in excess of their Capital Accounts, such distribution will be a guaranteed payment under Section 707(c) of the Code.

H.                                   Section 8.6 of the Partnership Agreement is hereby amended to add the following new Subsection 8.6.F:

F.             Forced Redemption of Class A Units Converted from LTIP Units.

(i)            With respect to any Class A Units that were issued in connection with the conversion of Vested LTIP Units into Class A Units pursuant to Section 4.7.A or 4.7.C, the Partnership, at any time after the service of the grantee of such LTIP Units to the General Partner or the Partnership is terminated, shall have the right (the “Forced Redemption Right”) to redeem such Class A Units.  Any such Forced Redemption Right shall be exercised pursuant to a Notice of Forced Redemption delivered to the holder of such Class A Units by the Partnership.  Such redemption shall occur on the Specified Forced Redemption Date and at a redemption price equal to either the Cash Amount or the Shares Amount, as determined by the General Partner, in its sole and absolute discretion (the “Forced Redemption Amount”).  If Shares Amount are issued, the General Partner shall issue such Shares directly to the holder of Class A Units being redeemed and the transaction shall be treated, for federal income tax purposes, as a sale of the Class A Units to the General Partner.  Payment of the Forced Redemption Amount in the form of Shares shall be in Shares registered for resale under Section 12 of the Exchange Act and listed for trading on the exchange or national market on which the Shares are Publicly Traded and the issuance of Shares upon redemption shall be registered under the Securities Act or, at the election of the General Partner, resale of the Shares issued upon redemption shall be registered (so long as the holder of the Class A Units being redeemed provides all information required for such registration), and, provided further that, if the Shares are not Publicly Traded at the time the Partnership exercises its Forced Redemption Right, the Forced Redemption Amount shall be paid only in the form of the Cash Amount unless the holder of the Class A Units being redeemed, in its sole and absolute discretion, consents to payment of the Forced Redemption Amount in the form of the Shares Amount.

(ii)           If the General Partner pays the holder of the Class A Units being redeemed the Forced Redemption Amount in the form of Shares, the total number of Shares to be paid to such holder in exchange for the such holder’s Class A Units shall be the applicable Shares Amount. If this amount is not a whole number of Shares, such holder shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to such holder.

(iii)          The holder of Class A Units being redeemed shall have no right with respect to any Class A Units so redeemed to receive any distributions paid in respect of a Partnership Record Date for distributions in respect of Class A Units after the Specified Forced Redemption Date with respect to such Class A Units.

(iv)          The holder of Class A Units being redeemed shall represent, warrant, and certify that such holder (a) has marketable and unencumbered title to the

Class A Units being redeemed, free and clear of all liens and the rights of or interests of any other person or entity, (b) has the full right, power and authority to redeem and surrender such Class A Units as provided herein, and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.  Each holder of Class A Units being redeemed agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Forced Redemption Right.

I.                                        Section 10.2 of the Partnership Agreement is amended by designating the existing text of Section 10.2 as Subsection A, and by appending the following new Subsection B:

B.            To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor under which the fair market value of any Partnership Interests issued after the effective date of such Treasury Regulations (or other guidance) will be treated as equal to the liquidation value of such Partnership Interests (i.e., a value equal to the total amount that would be distributed with respect to such interests if the Partnership sold all of its assets for their fair market value immediately after the issuance of such Partnership Interests, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such Partnership Interests while the safe harbor election remains effective.

J.                                      Clause 1.D.(2) of Exhibit B — Capital Account Maintenance of the Partnership Agreement is hereby amended and restated in its entirety as follows:

(2)           Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); and (d) immediately prior to the issuance of any LTIP Units, provided, however, that adjustments pursuant to clauses (a), (b) and (d) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

K.                                   Section 1 of Exhibit C to the Partnership Agreement is hereby amended by appending the following new Subsection H:

H.            Forfeiture Allocations.  Upon a forfeiture of any unvested Partnership Interest by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Treasury Regulations promulgated after the date of the Amendment No. 3 to the Partnership Agreement to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).

L.                                    New Exhibit G — Notice of Election by Partner to Convert LTIP Units into Class A Units, attached, is hereby added to the Partnership Agreement.

M.                                 New Exhibit H — Notice of Election by Partnership to Force Conversion of LTIP Units into Class A Units, attached, is hereby added to the Partnership Agreement.

2.                                      Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the Company hereby ratifies and confirms.

3.                                      This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

4.                                      If any provision of this Amendment is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page to Amendment No. 3 to the Amended and Restated Agreement

of Limited Partnership of Kite Realty Group, L.P., follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

KITE REALTY GROUP TRUST
As sole general partner of Kite Realty Group, L.P.

By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 3 to the Amended and Restated Agreement

of Limited Partnership of Kite Realty Group, L.P.]

EXHIBIT G

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO CLASS A UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert                  LTIP Units in Kite Realty Group, L.P. (the “Partnership”) into Class A Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended; and (ii) directs that any cash in lieu of Class A Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent to or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Dated:	Name of Limited Partner:

(Signature of Limited Partner)

(Street Address)

	(City)	(State)	(Zip Code)

Signature Guaranteed by:

EXHIBIT H

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF

LTIP UNITS INTO CLASS A UNITS

Kite Realty Group, L.P. (the “Partnership”) hereby irrevocably elects to cause the number of LTIP Units held by the holder of LTIP Units set forth below to be converted into Class A Units in accordance with the terms of the Agreement of Limited Partnership of the Partnership, as amended.

Name of Holder:

Date of this Notice:

Number of LTIP Units to be Converted:

Please Print: Exact Name as Registered

with Partnership

EXHIBIT I

NOTICE OF FORCED REDEMPTION

Kite Realty Group, L.P. (the “Partnership”) hereby redeems Class A Units in Kite Realty Group, L.P. in accordance with the terms of the Agreement of Limited Partnership of Kite Realty Group, L.P., as amended, and the Forced Redemption Right referred to therein.  If the Shares Amount is delivered upon the exercise of the Forced Redemption Right, the General Partner shall deliver the number of Shares set forth below.  If the Cash Amount is delivered upon the exercise of the Forced Redemption Right, the Partnership shall deliver the Cash Amount set forth below.

Name of Holder:

Social Security or tax identifying number of Holder:

Address of Holder:

Number of Shares to be Delivered by the General Partner:

Cash Amount to be Delivered by the Partnership: